Exhibit 5.1

212-373-3000

212-757-3990

June 3, 2014

Rexnord Corporation

4701 West Greenfield Avenue

Milwaukee, WI 53214

Registration Statement on Form S-3ASR (File No. 193610)

Ladies and Gentlemen:

We have acted as special counsel to Rexnord Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR, as amended (File No. 333-193610) (the “Registration Statement”), which became effective on January 28, 2014. You have asked us to furnish our opinion as to the legality of 17,250,000 shares of common stock of the Company, par value $0.01 per share (the “Offered Shares”), which are registered under the Registration Statement and which are being offered and sold by Rexnord Acquisition Holdings I, LLC (“SPV I”) and Rexnord Acquisition Holdings II, LLC (“SPV II” and, together with SPV I, the “Selling Shareholders”) pursuant to an Underwriting Agreement dated May 28, 2014 (the “Underwriting Agreement”), by and among Goldman, Sachs & Co., Credit Suisse

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Securities (USA) LLC, Robert W. Baird & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, the Selling Shareholders and the Company.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the preliminary prospectus supplement dated May 27, 2014 (the “Preliminary Prospectus Supplement”);

4.	the final prospectus supplement dated May 28, 2014 (the “Final Prospectus Supplement”); and

5.	the Underwriting Agreement.

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, (ii) copies of resolutions of the board of directors of the Company relating to the issuance of the Offered Shares, certified by the Company, and (iii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

We have also relied upon oral and written statements of officers and representatives of the Company, upon the representations and warranties of the Company made in the Underwriting Agreement as to factual matters and upon certificates of public officials and the officers of the Company.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Offered Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Final Prospectus Supplement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP